Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form s-3 (No. 333-173864 ) of CNL Lifestyle Properties, Inc. of our report dated March 28, 2013 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Orlando, Florida

March 28, 2013